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                                                                    EXHIBIT 10.5


                                   AGREEMENT

         THIS AGREEMENT is effective as of the 8th day of February 1997, between Laurel Capital Group, Inc. (the "Corporation"), a Pennsylvania-chartered bank holding company, and Laurel Savings Bank (the "Bank" ), a Pennsylvania-chartered savings bank and a wholly owned subsidiary of the Corporation (collectively the "Employers"), and Edwin R. Maus (the "Executive").

                                   WITNESSETH

         WHEREAS, the Executive is presently an officer of the Corporation and the Bank, and the Employers desire to be ensured of the Executive's continued active participation in the business of the Employers; and

         WHEREAS, in order to induce the Executive to remain in the employ of the Employers and in consideration of the Executive's agreeing to remain in the employ of the Employers, the parties desire to specify the severance benefits which shall be due the Executive in the event that his employment with the Employers is terminated under certain specified circumstances;

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

         1. DEFINITIONS. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

         (a) BASE SALARY. "Base Salary" shall have the meaning set forth in
Section 3(a) hereof.

         (b) CAUSE. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement. For purposes of this paragraph, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Employers.

         (c) CHANGE IN CONTROL OF THE CORPORATION. "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the


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Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not the Corporation is registered under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation or the Bank representing 25% or more of the combined voting power of the Corporation's or the Bank's then outstanding securities; or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation or the Bank cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two thirds of the directors then still in office who were directors at the beginning of the period.

         (d) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (e) DATE OF TERMINATION. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

         (f) DISABILITY. Termination by the Employers of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employers or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

         (g) GOOD REASON. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive following a Change in Control of the Corporation based on:

(i) Without the Executive's express written consent, the failure to elect or to re-elect or to appoint or to re-appoint the Executive to the offices of President and Chief Executive Officer of the Employers or a material adverse change made by the Employers in the Executive's functions, duties or responsibilities as President and Chief Executive Officer of the Employers immediately prior to a Change in Control of the Corporation;


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(ii)     Without the Executive's express written consent, a reduction by the
         Employers in the Executive's Base Salary as the same may be increased from time to time or, except to the extent permitted by Section 3(b) hereof, a reduction in the package of fringe benefits provided to the Executive, taken as a whole;

(iii) The principal executive office of the Employers is relocated outside of the Pittsburgh, Pennsylvania metropolitan area or, without the Executive's express written consent, the Employers require the Executive to be based anywhere other than an area in which the Employer's principal executive office is located, except for required travel on business of the Employers to an extent substantially consistent with the Executive's present business travel obligations;

(iv) Any purported termination of the Executive's employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (i) below; or

(v) The failure by the Employers to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 9 hereof.

         (h)  IRS.  IRS shall mean the Internal Revenue Service.

         (i) NOTICE OF TERMINATION. Any purported termination of the Executive's employment by the Employers for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by a written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon,
(ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less that thirty (30) nor more that ninety (90) days after such Notice of Termination is given, except in the case of the Employer's termination of Executive's employment for Cause; and (iv) is given in the manner specified in
Section 10 hereof.

         (j) RETIREMENT. Termination by the Employers of the Executive's employment based on "Retirement" shall mean voluntary termination by the Employee in accordance with the Employers' retirement policies, including early retirement, generally


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applicable to their salaried employees.

         2.  TERM OF EMPLOYMENT.

         (a) The Employers hereby employ the Executive as President and Chief Executive Officer of the Corporation and President and Chief Executive Officer of the Bank and Executive hereby accepts said employment and agrees to render such services to the Employers on the terms and conditions set forth in this Agreement. The term of employment under this Agreement shall be for three years, commencing on the date of this Agreement and, subject to the requirements of the succeeding sentence, shall be deemed automatically, without further action, to extend for an additional year on each annual anniversary of the date of this Agreement. Prior to the anniversary of the date of this Agreement and each annual anniversary thereafter, the Board of Directors of the Employers shall consider and review (with appropriate corporate documentation thereof, and after taking into account all relevant factors, including the Executive's performance hereunder) extension of the term under this Agreement, and the term shall continue to extend in the manner set forth above unless either the Board of Directors does not approve such extension and provides written notice to the Executive of such event or the Executive gives written notice to the Employers of the Executive's election not to extend the term, in each case with such written notice to be given not less than thirty (30) days prior to any such anniversary date. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

         (b) During the term of this Agreement, the Executive shall perform such executive services for the Employers as may be consistent with his titles and from time to time assigned to him by the Employers' Boards of Directors.

         3.  COMPENSATION AND BENEFITS.

         (a) The Employers shall compensate and pay Executive for his services during the term of this Agreement at a minimum base salary of $128,000 per year ("Base Salary"), which may be increased from time to time in such amounts as may be determined by the Boards of Directors of the Employers, and may not be decreased without the Executive's express written consent. In addition to his Base Salary, the Executive shall be entitled to receive during the term of this Agreement such bonus payments as may be determined by the Board of Directors of the Employers.

         (b) During the term of the Agreement, Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges


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given to employees and executives of the Employers, to the extent commensurate with his then duties and responsibilities, as fixed by the Boards of Directors of the Employers. The Employers shall not make any changes in such plans, benefits or privileges which would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Employers and does not result in a proportionately greater adverse change in the rights of or benefits to Executive as compared with any other executive officer of the Employers. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 3(a) hereof.

         (c) During the term of this Agreement, Executive shall be entitled to paid annual vacation in accordance with the policies as established from time to time by the Board of Directors of the Employers, which shall in no event be less than four weeks per annum. Executive shall not be entitled to receive any additional compensation from the Employers for failure to take a vacation. Executive shall be able to accumulate unused vacation time from one year to the next, not to exceed eight (8) weeks.

         (d) During the term of this Agreement, including any renewal thereof, the Employers shall provide the Executive with a full-sized, four-door automobile for the Executive's use, which automobile shall be replaced during the term hereof and any renewal thereof no less frequently than every three years. The Executive may purchase the Employer-provided automobile at fair market value.

         (e) The Employers shall provide medical coverage for the benefit of the Executive and his spouse until the Executive shall have attained the age of 65; furthermore, in the event of the death of the Executive prior to attaining age 65, the Employers shall provide the Executive's spouse with said medical coverage until such spouse is eligible for state or federal government subsidized medical benefits, but in no event shall such spouse be entitled to said medical coverage after attaining age 65.

         4. EXPENSES. The Employers shall reimburse Executive or otherwise provide for or pay for all reasonable expenses incurred by Executive in furtherance or in connection with the business of the Employers, including, but not by way of limitation, automobile and traveling expenses, and all reasonable entertainment expenses (whether incurred at the Executive's residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Employers. If such expenses are paid in the first instance by the


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Executive, the Employers shall reimburse the Executive therefor.

         5.  TERMINATION.

         (a) The Employers shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause, Disability or Retirement, and the Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.

         (b) In the event that (i) the Executive's employment is terminated by the Employers for Cause, Disability or Retirement or in the event of the Executive's death, or (ii) Executive terminates his employment hereunder other than for Good Reason, the Executive shall have no right pursuant to the terms of this Agreement to compensation or other benefits for any period after the applicable Date of Termination except as otherwise provided herein.

         (c)(i) In the event that the Executive's employment is terminated by the Employers for other than Cause, Disability, Retirement or the Executive's death, or such employment is terminated by the Executive due to a material breach of this Agreement by the Employers which has not been cured within fifteen (15) days after a written notice of non-compliance has been given by the Executive to the Employers, and as of the Executive's Date of Termination no Change in Control of the Corporation has occurred, no written agreement which contemplated a Change in Control of the Corporation and which still is in effect has been entered into by either or both of the Employers and no discussions and/or negotiations are being conducted which relate to the same, then the Employers shall, subject to the provisions of Section 6 hereof, if applicable:

                  (A) pay to the Executive, in twelve (12) equal monthly installments beginning with the first business day of the month following the Date of Termination, an aggregate cash severance amount equal to the Executive's Base Salary as of his Date of Termination, and

                  (B) maintain and provide for a period ending at the earlier of (i) the expiration of twelve (12) months from the Executive's Date of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B)), at same relative cost to the Executive as paid thereby


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                  prior to the Date of Termination, the Executive's continued
                  participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than stock options and restricted stock plans of the Employers), provided that in the event that the Executive's continued eligibility and participation in any plan, program or arrangement as provided in this subparagraph (B) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employers shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination, provided, however that Executive agrees to pay that portion of the cost thereof that is equal to the amount paid thereby for such benefits prior to the Date of Termination while in the employ of Employers.

                  (C) The severance amount and benefits required to be paid or provided to the Executive under subparagraphs (A) and (B) above may be paid to the Executive in a lump sum within five
                  (5) days of the Date of Termination if the Employers and the Executive agree to such lump sum payment.

         (ii) In the event that the Executive's employment is terminated by the Employers for other than Cause, Disability, Retirement or the Executive's death, or such employment is terminated by the Executive due to a material breach of this Agreement by the Employers which has not been cured within fifteen (15) days after written notice of non-compliance has been given by the Executive to the Employers or for Good Reason, and on or prior to the Executive's Date of Termination there has been a Change in Control of the Corporation or a written agreement which comtemplates a Change in Control of the Corporation and which still is in effect has been entered into by either or both of the Employers or discussions and/or negotiations are being conducted by either of such entities which relate to the same, then the Employers shall, subject to the provisions of Section 6 hereof, if applicable:

                  (A) pay to the Executive, in thirty-six (36) equal monthly installments beginning with the first business day of the month following the Date of Termination, an aggregate cash severance amount equal to 2.99 times the

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                  Executive's average annual compensation payable by the
                  Employers and included in the Executive's gross income for the five taxable years ending before the date on which the Date of Termination occurs (or such portion of such period during which the Executive was employed by the Employers), and

                  (B) maintain and provide for a period ending at the earlier of (i) the expiration of thirty-six (36) months from the Executive's Date of Termination of (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B)), at the same relative cost to the Executive as paid thereby prior to the Date of Termination, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefits plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than stock option and restricted stock plans of the Employers), provided that in the event that the Executive's continued eligibility and participation in any plan, program or arrangement as provided in this subparagraph (B) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employers shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination, provided, however, that Executive agrees to pay that portion of the cost thereof equal to the amount paid thereby for such benefits prior to the Date of Termination while in the employ of the Employers.

                  (C) The severance amount and benefits required to be paid or provided to the Executive under subparagraphs (A) and (B) above may be paid to the Executive in a lump sum within five
                  (5) days of the Date of Termination if the Employers and the Executive agree to such lump sum payment.

         6. LIMITATION OF BENEFITS UNDER CERTAIN CIRCUMSTANCES. If the payments and benefits pursuant to Section 5 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Employers, would constitute a "parachute payment" under Section 280G of the Code,


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the payments and benefits pursuant to Section 5 hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under Section 5 being non-deductible to either of the Employers pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 5 shall be based upon the opinion of independent tax counsel selected by the Employers and paid by the Employers. Such counsel shall be reasonably acceptable to the Executive. Such counsel shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination, and may use such actuaries as such counsel deems necessary or advisable for the purpose. In the event that the Employers and/or the Executive do not agree with the opinion of such counsel, (i) the Employers shall pay to the Executive the maximum amount of payments and benefits pursuant to Section 5 (the particular benefits being selected by the Executive), which such opinion of counsel, indicates that there is a high probability, will not result in any portion of such payments and benefits so paid being non-deductible by the Employers and subject (with respect to the Executive) to the imposition of the excise tax imposed under Section 4999 of the Code and (ii) the Employers may request, and Executive shall have the right to demand that the Employers request, a ruling from the IRS as to whether the disputed payments and benefits otherwise payable pursuant to Section 5 hereof have such consequences. Any such request for a ruling from the IRS shall be promptly prepared and filed by the Employers, but in no event later than thirty (30) days from the date of the opinion of counsel referred to above, and shall be subject to Executive's approval prior to filing, which shall not be unreasonably withheld. The Employers and Executive agree to be bound by any ruling received from the IRS and to make appropriate payments to each other to reflect any such rulings, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. Nothing contained herein shall result in a reduction of any payments of benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 6, or a reduction in the payments and benefits specified in
Section 5 below zero.

         7.  MITIGATION; EXCLUSIVITY OF BENEFITS.

         (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor, except as otherwise provided herein, shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

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         (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefits plans of the Employers or otherwise.

         8. WITHHOLDING. All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

         9. ASSIGNABILITY. The Employers may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employers may hereafter merge or consolidate or to which the Employers may transfer all or substantially all of their assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

         10. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

         To the Employers:  Chairman of the Board
                            Laurel Capital Group, Inc.
                            2724 Harts Run Road
                            Allison Park, Pennsylvania 15101

         To the Executive:  Edwin R. Maus
                            2570 Cole Road
                            Wexford, Pennsylvania 15090

         11. AMENDMENT; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of officers as may be specifically designated by the Board of Directors of the Employers to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the

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same or at any prior or subsequent time.

         12. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the Commonwealth of Pennsylvania.

         13. NATURE OF OBLIGATIONS. Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater that the right of any unsecured general creditor of the Employers.

         14. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         15. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and affect.

         16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         17. REGULATORY PROHIBITION. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C.
Section 1828(k)) and any regulations promulgated thereunder.


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         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Attest:                             LAUREL CAPITAL GROUP, INC.

______________________________      By: ________________________________
John A. Howard, Jr., Secretary          Richard J. Cessar
                                          Chairman of the Board

Attest:                             LAUREL SAVINGS BANK

______________________________      By: ________________________________
John A. Howard, Jr., Secretary          Richard J. Cessar
                                          Chairman of the Board

Attest:

______________________________      By: ________________________________
                                        Edwin R. Maus